Exhibit 99.1
UNICA ACQUIRES MARKETSOFT
WALTHAM, Mass. – December 20, 2005 – Unica Corporation (Nasdaq:UNCA), a global provider of enterprise marketing management (EMM) solutions, announced the acquisition of MarketSoft Software Corporation, a privately held provider of lead management and event-detection solutions, effective as of December 20, 2005. Unica paid $7.25 million in cash, and assumed specified liabilities, in acquiring substantially all of the assets of MarketSoft, including all of MarketSoft’s technology and customer contracts.
“This acquisition represents a natural extension of Affinium, Unica’s EMM software suite,” said Unica co-founder and CEO Yuchun Lee. “With Affinium, marketers generate demand and increased revenue for their organization with marketing that is more precise and customer-driven. The addition of Marketsoft’s event-detection and lead management capabilities takes the power of precision marketing even further for our customers and MarketSoft’s.”
Lee added, “Today, companies are increasingly looking for a vendor that can meet their end-to-end needs for marketing automation and optimization, and Unica is uniquely positioned to serve this need. Evidence of the synergy between MarketSoft’s and Unica’s applications is the fact that one third of MarketSoft’s customers also use Unica’s Affinium suite.”
Robert Hiss, MarketSoft’s CEO, said, “MarketSoft’s union with Unica is a great step forward for our customers and employees. In addition to an outstanding reputation for customer success and financial strength, Unica also offers a broader distribution channel for MarketSoft’s products.”
Leading industry analysts also see the growing importance of lead management to EMM and the need for marketing organizations to broaden their role in lead collection, qualification, prioritization, augmentation and distribution. According to an April 2005 report 1 from Gartner, Inc., “ With increasing emphasis on revenue growth, many companies are being inundated with leads through referrals across lines of business, campaign management, event-triggered marketing and re-engineered touch points (for example, Web sites, branches/offices or call centers).” The report continues, “Through 2008, expanding marketing’s role in the lead management process will increase high-value opportunities by more than 50 percent and will more than double conversion rates.”
Industry Leader in Lead Management
MarketSoft offers the most complete and business-user oriented solutions for lead management and event-detection available today. Key benefits and differentiators include:
o	A highly scalable lead management system that automatically qualifies, distributes and tracks the effectiveness of leads passed between internal groups as well as external partners and agents . At the heart of the system are a patent-pending Distributed Rules Engine and an interface for business users that allows corporate marketing, field sales, and channel partners to tailor their own lead management strategies. The people closest to customers can securely create and modify lead processing rules, increasing collaboration and improving close rates.

o	A patented event-detection capability that monitors the individual behaviors of every customer to identify immediate sales or service opportunities — without requiring costly system changes. A packaged library of more than 80 event-based marketing triggers enables organizations to rapidly deploy programs that measurably increase sales and customer loyalty.

Unica’s VP and CFO, Richard Darer added, “The MarketSoft acquisition not only provides us with market-leading technology, but also makes sound financial sense for Unica. We are gaining a strong set of customers with an attractive maintenance stream and we expect incremental cash flow from operations during fiscal year 2006.”
Financial Outlook
Unica also announced updated expectations for operating results for the fiscal year ending September 30, 2006. These expectations are subject to variability since they are based on preliminary estimates and judgments relating to MarketSoft, which was acquired on December 20, 2005.
Fiscal Year 2006
o	Revenue: Expected to be between $78.0 million and $79.5 million.

o	Non-GAAP Operating Income: Expected to be between $8.75 million and $9.25 million.

o	Non-GAAP Diluted Earnings Per Share: Expected to be between $0.35 and $0.36, based on an estimated weighted average of 20.4 million outstanding shares and an estimated effective tax rate of 34.5%.
The preceding information with respect to non-GAAP operating income and earnings per share excludes amortization of intangibles arising from Unica’s business combinations including MarketSoft, write-offs of in-process research and development from those acquisitions, stock-based compensation expense related to stock options granted with exercise prices less than the fair value of Unica’s common stock on the grant dates, and stock-based compensation expense related to Statement of Financial Accounting Standards 123R, which Unica has adopted commencing with the first quarter of fiscal 2006. Operating income and earnings per share estimates in accordance with GAAP are not being provided because Unica is unable to forecast accurately the number and timing of compensatory equity grants for the first quarter of fiscal 2006 or the full fiscal year 2006 and therefore cannot predict the amount of stock-based compensation expense that will be incurred during those periods.
Conference Call Details
Unica will discuss the acquisition and related matters, including the updated expectations for operating results in fiscal year 2006, via a teleconference tomorrow, December 21, 2005, at 8:00 a.m. (EST). To access this call, dial 800-819-9193 (domestic) or 913-981-4911 (international) at least five minutes prior to the start time. A replay of this conference call will be available at 888-203-1112 (domestic) or 719-457-0820 (international) until 12:00 a.m. EST on December 28, 2005. The replay passcode is 2468362. An audio webcast of this conference call will also be available until 12:00 a.m. on December 28, 2005 on the “Investor Relations” page of the Company’s Web site.
1 Gartner, Inc. “Marketing’s Lead Management Role Expands Beyond Lead Generation,” Kimberly Collins, 5 April 2005. To view this full report, please visit http://www.unica.com/register/gartner040505.asp (requires registration.)
About Unica
Unica Corporation is a leading global provider of EMM software designed to help businesses increase their revenues and improve the efficiency and measurability of their marketing operations. Unica focuses exclusively on the needs of marketing organizations and its Affinium software addresses the principal functions of EMM including marketing and customer analytics, demand generation and marketing resource management. Approximately 300 companies in a wide range of industries use Affinium to manage the complexities and processes of marketing and to facilitate the operations of a customer-centric business. Unica’s customers include ABN AMRO, Capital One, Choice Hotels, Comcast, Lands’ End,

Nordstrom, Reader’s Digest, Scotiabank and Vodafone. Unica has offices across the United States, including its corporate headquarters in Waltham, Massachusetts, as well offices in the United Kingdom, France, Germany, Singapore and India. For more information, call 781-839-8000 or visit www.unica.com.
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Copyright 2005 Unica Corporation. Unica, Affinium and MarketSoft are registered trademarks of Unica Corporation and its subsidiaries. All other product names, service marks, and trademarks mentioned herein are the property of their respective owners.
The information provided in the last paragraph under “Industry Leader in Lead Management” above and the information provided under “Financial Outlook” above contain forward-looking statements that relate to future events and future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Unica disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including unanticipated difficulties in integrating or operating MarketSoft, the possibility that the market for EMM software does not develop as anticipated, the long sales cycle for Unica’s software; and the possibility of Unica’s failure to develop new software products or enhance existing products; to retain key staff; to maintain historical maintenance renewal rates; or to adequately protect Unica’s proprietary rights and intellectual property. These and other factors, including the factors set forth under the caption “Risk Factors” in Unica’s prior filings with the Securities and Exchange Commission, could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

Contacts:	Investors:
Donna Tolley	Kori Doherty
Unica Corporation	Integrated Corporate Relations
781-839-8000	617-217-2084
dtolley@unica.com	kdoherty@icrinc.com